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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-4 of our reports dated February 13, 2003, incorporated by reference and appearing in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 28, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
September 3, 2003